Exhibit 10.1

Description of 2011 Cash Bonus Arrangements for Named Executive Officers

•                  Each named executive may receive a cash bonus for 2011 based on a percentage of that executive’s base salary as in effect at the time of the determination of the bonus.

•                  One half of the bonus percentage will be determined by the Company’s overall financial performance, as measured by the Company’s fully diluted earnings per share for fiscal year 2011.

•                  One half of the bonus percentage will be determined by the executive’s individual performance, as measured by factors the Compensation Committee may deem appropriate.

•                  The aggregate target bonus for our chief executive officer will be 100% of his base salary.

•                  The aggregate maximum bonus for our chief executive officer will be 200% of his base salary.

•                  The aggregate target bonus for our chief financial officer will be 65% of his base salary.

•                  The aggregate maximum bonus for our chief financial officer will be 130% of his base salary.

•                  The overall maximum bonus percentages also may be increased or reduced based on the Company’s financial performance.